Exhibit 99.1
Carriage Services Announces Executive Promotions Aligned with 2030 Vision and Long-Term Growth Strategy
HOUSTON, January 16, 2026—Carriage Services, Inc. (NYSE: CSV) today announced a series of executive leadership promotions and appointments that reflect the Company’s continued momentum and its deliberate efforts over the past several years to build a durable foundation for sustained growth.
Over the last three years, Carriage Services has focused on stabilizing the business, reinforcing its culture, improving performance, and restoring momentum. This work has positioned the Company to move forward with confidence, discipline, and clarity as it advances toward its 2030 Vision.
“These leadership moves are the result of intentional work to create the right foundation for sustainable, purposeful growth, and a culture of meritocracy,” said Carlos Quezada, Vice Chairman and CEO of Carriage Services. “As we move forward, alignment at the leadership level is essential to executing our strategy while remaining deeply committed to our culture and our Passion for Service.”
Effective February 2, 2026:
•Steve Metzger has been promoted to President and Chief Operating Officer, assuming responsibility for Operations, Sales, Marketing, and M&A, with a focus on alignment across execution and growth initiatives.
•Rene Negrete has joined Carriage Services as Vice President of Operations, bringing more than two decades of experience in sales, marketing, and operations leadership within the funeral and cemetery profession. Rene’s background in driving sustainable growth, building performance-driven cultures, and elevating customer experience further supports Carriage Services’ long-term growth ambitions.
•Sam A. Mazzu, III has been promoted to Vice President, General Counsel and Secretary, continuing to lead Carriage Services’ legal function with a disciplined, partnership-oriented approach to governance and risk stewardship.
•Christine Ngo has been promoted to Vice President of Human Resources, expanding her leadership role in developing people, culture, and performance excellence across the organization.
•Alfred White has been promoted to Vice President of Marketing, continuing to elevate Carriage’s brand, voice, and connection with families and communities.
In addition, John Enwright, Chief Financial Officer, has assumed expanded responsibility with oversight of Information Technology and Supply Chain, further aligning financial discipline with the systems and infrastructure that support long-term value creation.
Messrs. Negrete, Mazzu, and White, and Ms. Ngo, will join the Carriage Services Executive Team, reflecting the Company’s belief that strong leadership across people, governance, brand, and operations is essential to delivering premier experiences.
“This new leadership structure directly supports Carriage’s three strategic objectives: Purposeful Growth, Relentless Improvement, and Empowered Partnership,” Quezada added. “They position us to scale responsibly, invest in our people, and consistently deliver meaningful experiences for the families and communities we serve, all in service of our 2030 Vision.”

Exhibit 99.1
With a clear strategy, a committed leadership team, and a strong cultural foundation, Carriage Services continues to move forward with confidence and intention.
About Carriage Services:
Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operated 155 funeral homes in 24 states and 28 cemeteries in 9 states as of December 31, 2025. It is dedicated to delivering premier experiences through innovation, partnership, and elevated service.
For additional information please contact:
Investors: Betina Bruno, Senior Financial Analyst. (713) 332-8954
Media: Alfred White, Vice President of Marketing. (713) 332-8458
Cautionary Statement
Certain statements made herein or elsewhere by, or on behalf of, Carriage (the "Company") that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under "Forward-Looking Statements and Cautionary Statements" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company’s Quarterly Reports on Form 10-Q, could cause the Company's results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Form 10-Q, and other information about the Company and news releases, are available at https://www.carriageservices.com.